EX-99.1 PRESS RELEASE


CONTINENTAL CAPITAL & EQUITY CORPORATION

                  195 Weklva Springs Road
                  Suite 200
                  Longwood, Florida  32779

Phone:            407-682-2001
Fax:              407-682-2544


                                                                   PRESS RELEASE

                    IAT RESOURCES CORPORATION ANNOUNCES THAT
                 SHAREHOLDERS APPROVE MERGER WITH INFOLOCITY AND
                   CORPORATE NAME CHANGE TO NETCURRENTS, INC.
               COMPANY UNVEILS INTERNET INITIATIVE AND SHORT TERM
                  CORPORATE OBJECTIVES TO ACHIEVE FUTURE GROWTH

LOS ANGELES, CALIF. - (BUSINESSWIRE) - DECEMBER 16, 1999 - IAT Resources Corporation (NASDAQ: IATR) today announced that pursuant to a vote put to the stockholders of the Company and whereby the votes were tallied today in a formal meeting of the stockholders, the proposed merger with Infolocity, Inc. has been approved. Furthermore, stockholders voted in favor of changing the corporate name of the Company to NetCurrents, Inc., which takes effect upon filing with the Delaware Secretary of State. NetCurrents, Inc. will thereafter initiate trading on the Nasdaq Small Cap Market under the symbol NTCS.

Irwin Meyer, Chairman and CEO of NetCurrents, Inc., unveiled plans for positioning the Company as the premier provider of real time Internet intelligence to consumers and businesses worldwide. Using proprietary, first-to-market, REAL-TIME Internet monitoring capabilities based on its FIRST platform, Infolocity is introducing numerous services designed to constantly scour the Internet for its clients, analyze the data and provide online perceptions, concerns, and issues worthy of management's attention. Benefits to its publicly traded customers include protection from stock manipulation or rumor-mongering postings; presentation of online competitive intelligence that creates strategic opportunities; as well as an accurate pulse on how the investment community is feeling about a company, its growth strategies and its management team. Specifically:

     * The Company's experienced team of financial analysts review the contents of each message, article, etc. identified to determine its relevance, rather than simply providing clients with a lengthy list containing all of the information posted to the Internet.

     * The Company's clients are immediately alerted to potentially damaging rumors or inaccurate information discovered on the Internet.

     * The Company's analysts offer a prompt response to these Internet messages with accurate, relevant, publicly disseminated information, at the request of the client.


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     * The Company provides each client with periodic activity reports detailing the message and rumor activity on the Internet during that period, as well as a summary of the Company's actions.

     * The Company provides Competitive Intelligence (CI) for the Company's clients, monitoring the Internet for information about their competitors' markets, or other topics of relevant interest.

     * The Company provides CI analysis to identify strategic opportunities for its clients and offers Strategic Information Dissemination (SID) to implement strategic plans exploiting these opportunities.

Since its initial introduction in 1998 and with a limited sales and marketing effort, Infolocity has successfully secured numerous publicly traded companies, including FORTUNE 500 organizations. The systems' current available capacity exceeds 500 customers without further investment in technological infrastructure, and will only require minimal hardware expansion expense, when the demand for its services surpasses this capacity. As such, NetCurrents is preparing to launch an aggressive, sales and marketing campaign to exploit the capabilities of its services to the nearly 18,000 public companies trading on the major domestic stock exchanges.

Victor Holtorf, former Infolocity's President who will be named Chief Operating Officer of NetCurrents, Inc. upon consummation of the merger, noted, "There are no other companies or services that we are aware which provide proprietary real-time search and monitoring technology that can match that of ours and which possesses the ability to respond to inaccurate postings and develop plans from online competitive intelligence."

The merger will close as soon as practicable following satisfaction of all conditions to the Closing.

NetCurrents, Inc. will hold a conference call to discuss the merger and future growth initiatives following the Closing of the merger. Details of the call will be announced via press release 48 hours prior to the scheduled conference. This conference call will also broadcast live over the Internet, and will be accessible by all interested parties at WWW.VCALL.COM. For financial investment professionals that wish to access the telephone call, please contact Dodi Zirkle of Continental Capital/Madison & Wall Financial Services at 407-682-2001 to obtain a dial-in number. To listen to the live call, please go to the Web site at least 15 minutes prior to the start of the call to register, download, and install any necessary audio software. For those who are not available to listen to the live broadcast, a replay will be available shortly after the call on the Vcall web site.

ABOUT NETCURRENTS, INC.

Formerly IAT Resources Corporation, NetCurrents, Inc. will merge with Infolocity, Inc., a Silicon Valley-based Internet company, to offer a unique business-to-business Internet service using Infolocity's proprietary search engine FIRST (FAST INTERNET REAL-TIME SEARCH TECHNOLOGY). The Company is also engaged in the development of other Internet services dedicated to serving consumers and businesses on a global basis.

THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF
SECTION 37A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934. THESE FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES. A NUMBER OF FACTORS COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THOSE INDICATED IN THE FORWARD-LOOKING STATEMENTS, INCLUDING SATISFACTION OF ALL CONDITIONS TO CLOSING THE TRANSACTION WITH INFOLOCITY, GENERAL ECONOMIC CONDITIONS AND OTHER RISKS THAT ARE DISCUSSED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION (INCLUDING THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB). THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY UPDATE OR REVISE THE FORWARD-LOOKING STATEMENTS WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.


                                  EX 99.1 - 2
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                         For more information, contact:

                          INVESTOR/BROKER INFORMATION,

                                Ms. Dodi Zirkle,
Continental Capital & Equity Corporation/Madison & Wall Financial Services, Inc.
                   Phone: (407) 682-2001, Fax: (407) 682-2544
                        Email: DODI@INSIDEWALLSTREET.COM


                                  EX 99.1 - 3